Exhibit 10.29

LEASE SCHEDULE NO. 010R

MAR 08 2018

“This Lease Schedule No. 010R replaces Lease Schedule No. 010.”

This Lease Schedule is issued pursuant to the Lease Agreement Number ST053006 dated May 30, 2006. The terms of the Lease Agreement and serial numbers contained on Certificate of Acceptance Numbers ST053006-010-001 thru ST053006-010-035, ST053006-010-037 thru ST053006-010-041, ST053006-010-043 and ST053006-010-044 are a part hereof and are incorporated by reference herein.

LESSOR	LESSEE
Farnam Street Financial, Inc.	Staar Surgical Company
240 Pondview Plaza	1911 Walker Avenue
5850 Opus Parkway	Monrovia, CA 91016
Minnetonka, MN 55343

SUPPLIER OF EQUIPMENT	LOCATION OF EQUIPMENT
Various	Various

Initial Term of Lease from Commencement Date: 24 months

Monthly Lease Charge: $63,369.00

Delivery and Installation: March 2017 – February 2018

Commencement Date: March 1, 2018

Security Deposit: $157,564.00. Provided that there has been no event of default and Lessee has returned all of the Equipment under this Lease Schedule per the terms of the Lease Agreement, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER QTY MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)

See Attachment A

The total Equipment cost on this Lease Schedule is $1,559,517.57. Interim rent billed prior to the Commencement date shall not reduce or offset Lessee’s post-Commencement Monthly Lease Charge obligations hereunder.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		STAAR SURGICAL COMPANY
“LESSOR”		“LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Deborah Andrews
Print Name:	Steven C. Morgan	Print Name:	Deborah Andrews
Title:	President	Title:	Chief Financial Officer
Date:	March 9, 2018	Date:	07 MAR 2018